Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(9,046,410)
Unrealized Gain (Loss) on Market Value of Futures	22,424,170
Dividend Income	8,693
Interest Income	505,082
ETF Transaction Fees	10,000
Total Income (Loss)	$13,901,535

Expenses
General Partner Management Fees	$150,863
Professional Fees	73,561
Brokerage Commissions	94,303
Non-interested Directors' Fees and Expenses	2,848
Prepaid Insurance Expense	2,759
NYMEX License Fee	3,772
SEC & FINRA Registration Expense	4,799
Total Expenses	$332,905
Net Income (Loss)	$13,568,630

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$293,910,994
Additions (3,100,000 Shares)	74,035,704
Withdrawals (3,100,000 Shares)	(76,062,039)
Net Income (Loss)	13,568,630

Net Asset Value End of Month	$305,453,289
Net Asset Value Per Share (12,284,588 Shares)	$24.86

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596